                                                                    EXHIBIT 99.2

                            YOUNG BROADCASTING INC.
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Vincent J. Young and James A. Morgan as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Class A and Class B common stock of the undersigned at the
special meeting of Young, to be held at the offices of            , at 10:00
a.m. on           ,         , 2000 and at any adjournments or postponements
thereof.

   WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE.



CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                      SEE REVERSE SIDE


     Please mark
     vote as in
     this example

The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4 and 5.

1. P+roposal to authorize the issuance of        FOR     AGAINST       ABSTAIN
Young's Class A common stock in connection with
the merger of the Chronicle Publishing Company,
Inc. with and into a newly formed subsidiary of
Young.
2. Election of Directors.
    Nominees: Vincent J. Young, Adam Young,          FOR ALL     WITHHELD FROM
    Ronald J. Kwasnick, James A. Morgan, Bernard    NOMINEES     ALL NOMINEES
    F. Curry, Alfred J. Hickey, Jr., David C.
    Lee, Leif Lomo, Robert L. Winikoff
                                            ----------------------------------
                                                  FOR ALL NOMINEES EXCEPT AS
                                                          NOTED ABOVE
3. Proposal to approve an amendment to Young's   FOR     AGAINST       ABSTAIN
Certificate of Incorporation which would
eliminate the required minimum percentage of
Young's outstanding common stock to be held by
the Young Management Group (as defined) for
continued designation of Young's Class B common
stock
4. Proposal to approve an amendment to Young's   FOR     AGAINST       ABSTAIN
1995 Stock Option Plan to increase the total
number of shares with respect to which options
and stock appreciation rights may be granted
thereunder.
5. Selection of Independent Auditors             FOR     AGAINST       ABSTAIN

                                          Please sign exactly as name appears
                                          hereon. Joint owners should each
                                          sign. When signing as attorney,
                                          executor, administrator, trustee or
                                          guardian, please give full title as
                                          such.

Signature: __________Date:                Signature: __________Date: